Exhibit 10.5

GUARANTY
GUARANTY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) dated as of November 16, 2016, (and effective as of October 19, 2016) between Ashland Global Holdings Inc., a Delaware corporation (the “Guarantor”), and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”).
Reference is made to that certain Credit Agreement dated as of June 23, 2015 (as amended by Amendment No. 1 dated as of July 8, 2016, as further amended by Amendment No. 2 dated as of August 15, 2016, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ashland LLC (formerly Ashland Inc.), a Kentucky limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer and Citibank, N.A., as Syndication Agent. Capitalized terms used and not defined herein (including, without limitation, the term “Obligations,” as used in Section 1 and elsewhere herein) are used with the meanings assigned to such terms in the Credit Agreement. Pursuant to clause (vi) of Section 7.15 of the Credit Agreement, the Guarantor is required to execute this Agreement.
The Lenders have agreed to make Loans to the Borrower, and the L/C Issuers have agreed to issue Letters of Credit for the account of the Borrower and its Subsidiaries, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor is an Affiliate of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower and the issuance of the Letters of Credit by the L/C Issuers for the account of the Borrower and its Subsidiaries. As consideration therefor and in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, the Guarantor is willing to execute this Agreement.
Accordingly, the parties hereto agree as follows:
SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. To the fullest extent permitted by applicable Law, the Guarantor waives notice of, or any requirement for further assent to, any agreements or arrangements whatsoever made by the Administrative Agent, any Lender or any L/C Issuer with any other Person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, of the Obligations, and, to the fullest extent permitted by applicable Law, the same shall in no way impair the Guarantor’s liability hereunder.
SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable Law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all other formalities. To the fullest extent permitted by applicable Law, the guarantee of the Guarantor hereunder shall not be affected by (a) any extension, renewal or increase of or in any of the Obligations; (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, including with respect to the Guarantor under the Loan Documents; or (c) the failure or delay of the Administrative Agent, any Lender or L/C Issuer to exercise any right or remedy against the Borrower.
SECTION 3. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Administrative Agent or any Lender or L/C Issuer to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender or L/C Issuer in favor of the Borrower or any other Person.
SECTION 4. No Discharge or Diminishment of Guaranty. To the fullest extent permitted by applicable Law and except as otherwise expressly provided in this Agreement, the Obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations (other than contingent indemnification obligations that are not yet due and payable)), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall, to the fullest extent permitted by applicable Law, not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender or L/C Issuer to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, by any amendment, waiver or modification of any provision of the Credit Agreement or any other Loan Document or other agreement or instrument, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (other than contingent indemnification obligations that are not yet due and payable)) or which would impair or eliminate any right of the Guarantor to subrogation.
SECTION 5. Defenses Waived. To the fullest extent permitted by applicable Law, the Guarantor waives (i) any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the payment in full in cash of the Obligations (other than contingent liabilities that are not yet due and payable)) of the Borrower or any other Person in respect of the Obligations and (ii) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed obligation. Subject to the terms of the other Loan Documents, the Administrative Agent and any Lender or L/C Issuer may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations (other than contingent indemnification obligations that are not yet due and payable) have been paid in full in cash. Pursuant to and to the fullest extent permitted by applicable Law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security.
SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender or L/C Issuer has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Lender or L/C Issuer as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest and fees on such Obligations. Upon payment by the Guarantor of any sums to the Administrative Agent or any Lender or L/C Issuer as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent liabilities that are not yet due and payable). In addition, any Indebtedness of the Borrower or any Subsidiary now or hereafter held by the Guarantor that is required by the Credit Agreement to be subordinated to the Obligations is hereby subordinated in right of payment to the prior payment in full of the Obligations (other than contingent liabilities that are not yet due and payable). If any amount shall be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such Indebtedness, in each case, at any time when any Obligation then due and owing has not been paid, such amount shall be held in trust for the benefit of the Lenders and L/C Issuers and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
SECTION 7. General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision herein or in any other Loan Document to the contrary, the amount of such liability shall, without any further action by the Guarantor, any creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. The provision of this Section 7 shall in no respect limit the obligations and liabilities of the Guarantor to the Administrative Agent, any Lender or L/C Issuer, and the Guarantor shall remain liable to the

Administrative Agent, any Lender or L/C Issuer for the full amount guaranteed by the Guarantor hereunder (in each case, except as expressly provided in the first sentence of this Section 7).
SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder and agrees that neither the Administrative Agent, nor any Lender, nor any L/C Issuer, will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 9. Covenant; Representations and Warranties. The Guarantor agrees and covenants to, and to cause each of its Subsidiaries, to take, or refrain from taking, each action that is necessary to be taken or not taken, so that no breach of the agreements and covenants contained in the Credit Agreement pertaining to actions to be taken, or not taken, by the Guarantor or any of its Subsidiaries will result. The Guarantor represents and warrants that all representations and warranties relating to it and its Subsidiaries contained in the Credit Agreement are true and correct, provided that each reference in any such representation and warranty to the knowledge of the Borrower shall, for the purposes of this Section 9, be deemed to be a reference to the Guarantor’s knowledge.
SECTION 10. Termination. This Agreement and the Guarantees made hereunder shall terminate on the earlier of (A) the date on which the Guarantor ceases to provide any Guarantee of Indebtedness or other obligations of the Borrower or its Subsidiaries (in which case this Agreement shall terminate automatically without any action by any Person) or (B) the date when (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans; (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit; and (iii) all other Obligations then due and owing, have in each case been paid in full (other than contingent indemnification obligations that are not yet due and payable) and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (other than with respect to Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made) and the L/C Issuers have no further obligation to issue Letters of Credit under the Credit Agreement; provided that, unless an event described in clause (A) of this Section 10 has occurred, any such Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or L/C Issuer upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise.
SECTION 11. Binding Effect; Several Agreement; Assignments; Releases. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to the Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Administrative Agent, each Lender, each L/C Issuer, and their respective successors and assigns, except that neither the Borrower, nor the Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) without the prior written consent of the Required Lenders. The Guarantor shall automatically be released from its obligations hereunder (including its Guarantee hereunder) upon the occurrence of an event described in clause (A) or clause (B) of Section 10 above.
SECTION 12. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of each Lender and each L/C Issuer under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Administrative Agent (with the consent of the Lenders or the Required Lenders if required under the Credit Agreement).
SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it in care of the Borrower at its address set forth in Schedule 10.02 to the Credit Agreement.
SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein, and as of the date hereof, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, each Lender, and each L/C Issuer and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the L/C Issuers regardless of any investigation made by the Administrative Agent, each Lender and each L/C Issuer or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Commitments have not been terminated.
(b)    In the event that any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 16. Counterparts; Integration; Effectiveness. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11 hereof. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.
SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender or L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.
(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14 hereof.
(d)    Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.
SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Administrative Agent, any Lender or any L/C Issuer to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by the Administrative Agent, any Lender or any L/C Issuer, as applicable, irrespective of whether or not the Administrative Agent or any Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of the Administrative Agent, any Lender or L/C Issuer under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent, any Lender or L/C Issuer may have.
SECTION 22. Taxes. The Guarantor shall gross up for and shall indemnify the Administrative Agent, each Lender and each L/C Issuer against Indemnified Taxes and Other Taxes to the extent set forth in Sections 3.01 and 3.07 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ASHLAND GLOBAL HOLDINGS INC., as Guarantor

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President and Treasurer

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Clement Yu
Name: Clement Yu
Title: Director

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